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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             FORM 8-KCURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 4, 2006
                                          ------------

                              IELEMENT CORPORATION
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             (Exact name of registrant as specified in its charter)

          NEVADA                       000-29331                 76-0270295
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(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)


17194 Preston Road, Suite 102, PMB 341, Dallas, TX               75248
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (214) 254-3440


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02(d) Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

        On March 4, 2006, Ivan Zweig, sole member of the Board of Directors of IElement, elected two additional members to the Board of Directors to serve until the next annual election of directors by shareholders in accordance with
Article III, Section 3 of IElement's By-laws. The new directors are:

        (i) Lance K. Stovall; 37 years of age. Mr. Stovall attended Texas Christian University from 1987 to 1991 where he earned a B.S. in Neuroscience. From September 2005 to the present Mr. Stovall has been the President of Lone Star Valet in Dallas, Texas. From October, 2003 through September 2005, Mr. Stovall was Vice President of Business Development of IElement. Mr. Stovall left his employ with IElement for personal reasons and not as a result of any disagreement with the Company. From October, 1999 through September 2003, Mr. Stovall worked for and was a co-founder of Zone Communications in Los Angeles, California. In 1998 and 1999 Mr. Stovall was Director of Operations of Lone Star Valet in Dallas, Texas. From 1993 to 1998 Mr. Stovall was founder and Vice President of Operations for Excel Student Services in Arlington, Texas.

                Mr. Stovall entered into a Directors Agreement with IElement whereby he agreed to maintain the confidentiality of IElement's trade secrets and proprietary information and to refrain from soliciting IElement's employees or customers for a period of two years following the term of the Director's Agreement. IElement in exchange agreed to hold Mr. Stovall harmless and indemnify him in his position as a Director, where he has acted in good faith in the performance of his duties. Finally IElement agreed to compensate Mr. Stovall with 250,000 options exercisable at $.01 per share and vesting 62,500 each on June 4, 2006, September 4, 2006, December 4, 2006 and March 4, 2007.

                Mr. Stovall is not subject to material relationships or related party transactions with the Company.

        (ii) Ken A. Willey; 31 years of age. Mr. Willey has not attended college. From 2005 through the present, Mr. Willey has been employed with Noble Royalties, Inc. From 2004 through 2005 Mr. Willey was regional director of McLeod USA. From 2000 through 2004 Mr. Willey was District Sales Manager at Logix. From 1997 through 2000 Mr. Willey was District Sales Manager for Verizon and from 1992 through 1997 Mr. Willey worked in various capacities at Circuit City.

                 Mr. Willey entered into a Directors Agreement with IElement whereby he agreed to maintain the confidentiality of IElement's trade secrets and proprietary information and to refrain from soliciting IElement's employees or customers for a period of two years following the term of the Director's Agreement. IElement in exchange agreed to hold Mr. Willey harmless and indemnify him in his position as a Director, where he has acted in good faith in the performance of his duties. Finally IElement agreed to compensate Mr. Willey with 250,000 options exercisable at $.01 per share and vesting 62,500 each on June 4, 2006, September 4, 2006, December 4, 2006 and March 4, 2007.

                 Mr. Willey is not subject to material relationships or related party transactions with the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2006                        IELEMENT CORPORATION
                                            By: /s/ Ivan Zweig
                                            Name:Ivan Zweig
                                            Title: Chief Executive Officer